Exhibit 8.2

January 6, 2012

Cementos Pacasmayo S.A.A.

Calle La Colonia 150, Urbanización El Vivero

Surco, Lima

Peru

Ladies and Gentlemen:

We have acted as Peruvian tax counsel to Cementos Pacasmayo S.A.A., a sociedad anónima abierta organized under the laws of Peru (the “Company”), in connection with the registration statement on Form F-1, including the prospectus contained therein (together, the “Registration Statement”), initially filed on August 25, 2011 by the Company with the U.S.  Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, relating to the registration of the Company’s common shares, par value S/1.00 per share, which will be represented by American depositary shares evidenced by American depositary receipts.

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations as we have deemed necessary or appropriate as a basis for the opinion hereinafter set forth. In such examination, we have assumed the accuracy of the factual matters described in the Registration Statement (except as expressed in this opinion) and that the Registration Statement and other documents will be executed by the parties in the forms provided to and reviewed by us.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm our opinion set forth in the Registration Statement under the caption “Taxation — Peruvian tax considerations.”

We do not express any opinion herein concerning any law other than Peruvian law in connection with tax matters.

We hereby consent to the filing of this opinion with the Commission as Exhibit 8.1 to the Registration Statement and to the reference of our firm under the heading “Legal matters” in the Registration Statement.

Very truly yours,

/s/ ESTUDIO ECHECOPAR
ESTUDIO ECHECOPAR